Exhibit 99.1


                                                        Frontier Communications
                                                        3 High Ridge Park
                                                        Stamford, CT 06905
                                                        203.614.5600
                                                        www.frontieronline.com
Contact:
David Whitehouse
Senior Vice President & Treasurer
203.614.5708
david.whitehouse@frontiercorp.com
---------------------------------

        Frontier Communications Reports Solid 2008 Third-Quarter Results

               *    Year-to-date operating cash flow margin of 54%
               *    Year-to-date dividend payout ratio of 63%
               *    Continued strong operating income and cash flow margins
               *    12,600 net High-Speed Internet additions
               *    Data and internet services revenue up 10% year over year
               *    2008 free cash flow estimate increased

Stamford, Conn., November 10, 2008 -- Frontier Communications (NYSE:FTR) today reported third-quarter 2008 revenue of $557.9 million, operating income of $164.2 million and net income of $47.0 million.

"We are very  pleased  with our  results  for the third  quarter of 2008,"  said
Maggie Wilderotter, Frontier Communications Chairman and CEO. "Amidst a challenging macro-economic backdrop, Frontier's firm commitment to our customers translated into solid revenue, cash flow and High-Speed Internet additions, with stable residential churn metrics. Our 54.2 percent operating cash flow margin remains at a best-in-class level. With a solid balance sheet and liquidity position, including minimal debt maturities until 2011, Frontier is well positioned to push forward aggressively on our mission to be the leader in providing communications services to the customers in our markets."

Revenue for the third quarter of 2008 was $557.9 million compared to $575.8 million in the third quarter of 2007, a 3 percent decrease. Revenue declined as a result of lower local services revenue, subsidy revenue and switched access revenue, partially offset by a 10 percent increase in data and internet services revenue. Despite the decline in access lines, our customer revenue, which is all revenue except switched access and subsidy, has declined by less than 1 percent. The monthly customer revenue per access line has increased approximately $3.75, or 6%, over the prior year's third quarter while the monthly total revenue per access line has increased $2.87, or 4%, over the same period, as the Company has continued to successfully sell additional products and services, partially offset by reductions in regulatory revenue.

Operating income for the third quarter of 2008 was $164.2 million and operating income margin was 29.4 percent compared to operating income of $165.9 million and operating income margin of 28.8 percent in the third quarter of 2007. The third quarter 2008 decrease of $1.7 million is primarily the result of the reduction in revenue, partially offset by lower expenses.

The Company lost approximately 44,300 access lines, of which 9,200 were second lines, during the third quarter of 2008 and had 2,296,400 access lines at September 30, 2008.

The Company added approximately 12,600 net High-Speed Internet customers during the third quarter of 2008 and had 571,900 High-Speed Internet customers at September 30, 2008. The Company added approximately 4,800 video customers during the third quarter of 2008 and had 112,300 video customers at September 30, 2008.

Capital expenditures were $80.5 million for the third quarter of 2008 and $204.2 million for the first nine months of 2008.

Free cash flow was $114.7 million for the third quarter of 2008 and $384.1 million for the first nine months of 2008. The Company's dividend represents a payout of 63 percent of free cash flow for the first nine months of 2008.

During the third quarter of 2008, the Company repurchased 7,067,000 shares of its common stock for $83.5 million. Through the first nine months of 2008, the Company repurchased 17,450,000 shares of its common stock for $196.2 million, representing 98 percent of the $200.0 million share repurchase program. The Company completed its $200.0 million authorized share repurchase program on October 3, 2008.

The Company's capital expenditures estimate for 2008 is reduced to between $295.0 million and $305.0 million and its free cash flow estimate is increased to between $480.0 million and $500.0 million.

The Company uses certain non-GAAP financial measures in evaluating its performance. These include free cash flow and operating cash flow. A reconciliation of the differences between free cash flow and operating cash flow and the most comparable financial measures calculated and presented in accordance with GAAP is included in the tables that follow. The non-GAAP financial measures are by definition not measures of financial performance under GAAP and are not alternatives to operating income or net income reflected in the statement of operations or to cash flow as reflected in the statement of cash flows and are not necessarily indicative of cash available to fund all cash flow needs. The non-GAAP financial measures used by the Company may not be comparable to similarly titled measures of other companies.

The Company believes that the presentation of non-GAAP financial measures provides useful information to investors regarding the Company's financial condition and results of operations because these measures, when used in conjunction with related GAAP financial measures, (i) together provide a more comprehensive view of the Company's core operations and ability to generate cash flow, (ii) provide investors with the financial analytical framework upon which management bases financial, operational, compensation and planning decisions and
(iii) presents measurements that investors and rating agencies have indicated to management are useful to them in assessing the Company and its results of operations. Management uses these non-GAAP financial measures to plan and measure the performance of its core operations, and its divisions measure performance and report to management based upon these measures. In addition, the Company believes that free cash flow and operating cash flow, as the Company defines them, can assist in comparing performance from period to period, without taking into account factors affecting cash flow reflected in the statement of


                                     -MORE-
cash flows, including changes in working capital and the timing of purchases and payments. The Company has shown adjustments to its financial presentations to exclude $38.7 million in access revenue for the favorable impact of the one-time carrier dispute settlement in the first nine months of 2007, $3.6 million and $13.9 million of severance and early retirement costs in the first nine months of 2008 and 2007, respectively, and $0.2 million and $12.1 million of severance and early retirement costs in the third quarter of 2008 and 2007, respectively, because the Company believes that the magnitude of such revenues in the first nine months of 2007 is unusual, and such costs in the third quarter and first nine months of 2007 materially exceeds the comparable costs in the third quarter and first nine months of 2008.

Management uses these non-GAAP financial measures to (i) assist in analyzing the Company's underlying financial performance from period to period, (ii) evaluate the financial performance of its business units, (iii) analyze and evaluate strategic and operational decisions, (iv) establish criteria for compensation decisions, and (v) assist management in understanding the Company's ability to generate cash flow and, as a result, to plan for future capital and operational decisions. Management uses these non-GAAP financial measures in conjunction with related GAAP financial measures. The Company believes that the non-GAAP financial measures are meaningful and useful for the reasons outlined above.

While the Company utilizes these non-GAAP financial measures in managing and analyzing its business and financial condition and believes they are useful to management and to investors for the reasons described above, these non-GAAP financial measures have certain shortcomings. In particular, free cash flow does not represent the residual cash flow available for discretionary expenditures, since items such as debt repayments and dividends are not deducted in determining such measure. Operating cash flow has similar shortcomings as interest, income taxes, capital expenditures, debt repayments and dividends are not deducted in determining this measure. Management compensates for the shortcomings of these measures by utilizing them in conjunction with their comparable GAAP financial measures. The information in this press release should be read in conjunction with the financial statements and footnotes contained in our documents filed with the U.S. Securities and Exchange Commission.


                                     -MORE-

About Frontier Communications
Frontier Communications Corporation (NYSE:FTR) offers telephone, video and internet services in 24 states with approximately 5,800 employees. More information is available at www.frontieronline.com.

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These statements are made on the basis of management's views and assumptions regarding future events and business performance. Words such as "believe," "anticipate," "expect" and similar expressions are intended to identify forward-looking statements. Forward-looking statements (including oral representations) involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. These risks and uncertainties are based on a number of factors, including but not limited to: reductions in the number of our access lines and High-Speed Internet subscribers; the effects of competition from cable, wireless and other wireline carriers (through voice over internet protocol (VOIP) or otherwise); the effects of greater than anticipated competition requiring new pricing, marketing strategies or new product offerings and the risk that we will not respond on a timely or profitable basis; the effects of changes in both general and local economic conditions on the markets we serve, which can impact demand for our products and services, customer purchasing decisions, collectability of revenue and required levels of capital expenditures related to new construction of residences and businesses; our ability to effectively manage service quality; our ability to successfully introduce new product offerings, including our ability to offer bundled service packages on terms that are both profitable to us and attractive to our customers; our ability to sell enhanced and data services in order to offset ongoing declines in revenue from local services, switched access services and subsidies; changes in accounting policies or practices adopted voluntarily or as required by generally accepted accounting principles or regulators; the effects of ongoing changes in the regulation of the communications industry as a result of federal and state legislation and regulation, including potential changes in state rate of return limitations on our earnings, access charges and subsidy payments, and regulatory network upgrade and reliability requirements; our ability to effectively manage our operations, operating expenses and capital expenditures, to pay dividends and to reduce or refinance our debt; adverse changes in the credit markets and/or in the ratings given to our debt securities by nationally accredited ratings organizations, which could limit or restrict the availability and/or increase the cost of financing; the effects of bankruptcies in the telecommunications industry, which could result in potential bad debts; the effects of technological changes and competition on our capital expenditures and product and service offerings, including the lack of assurance that our ongoing network improvements will be sufficient to meet or exceed the capabilities and quality of competing networks; the effects of increased medical, retiree and pension expenses and related funding requirements; changes in income tax rates, tax laws, regulations or rulings, and/or federal or state tax assessments; further declines in the value of our pension plan assets, which could require us to make contributions to the pension plan in 2009; the effects of state regulatory cash management policies on our ability to transfer cash among our subsidiaries and to the parent company; our ability to successfully renegotiate union contracts expiring in the remainder of 2008 and in 2009; our ability to pay a $1.00 per common share dividend annually, which may be affected by our cash flow from operations, amount of capital expenditures, debt service requirements, cash paid for income taxes (which will increase in 2009) and our liquidity; the effects of significantly increased cash taxes in 2008 and 2009; the effects of any unfavorable outcome with respect to any of our current or future legal, governmental or regulatory proceedings, audits or disputes; and the possible impact of adverse changes in political or other external factors over which we have no control, including hurricanes and other severe weather. These and other uncertainties related to our business are described in greater detail in our filings with the Securities and Exchange Commission, including our reports on Forms 10-K and 10-Q, and the foregoing information should be read in conjunction with these filings. We do not intend to update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.

                                       ###

TABLES TO FOLLOW


                       Frontier Communications Corporation
                         Consolidated Financial Data (1)





                                                     For the quarter ended                 For the nine months ended
                                                         September 30,                          September 30,
                                                   --------------------------    %      --------------------------------      %
(Amounts in thousands, except per share amounts)      2008          2007       Change       2008              2007          Change
                                                   -----------------------------------  --------------------------------------------

Income Statement Data
  Revenue                                            $557,871       $575,814      -3%     $1,689,626        $ 1,710,787  (2)   -1%
                                                   -----------   ------------           -------------    ---------------

  Network access expenses                              52,478         56,566      -7%        167,025            161,641         3%
  Other operating expenses                            203,496        215,266      -5%        609,093            617,921        -1%
  Depreciation and amortization                       137,656        138,057       0%        422,986            400,700         6%
                                                   -----------   ------------           -------------    ---------------
  Total operating expenses                            393,630        409,889      -4%      1,199,104          1,180,262         2%
                                                   -----------   ------------           -------------    ---------------

  Operating income                                    164,241        165,925      -1%        490,522            530,525        -8%
  Investment and other income, net (3)                  1,302          7,172     -82%          6,460             10,672       -39%
  Interest expense                                     90,333         95,158      -5%        271,903            287,771        -6%
                                                   -----------   ------------           -------------    ---------------
  Income before income taxes                           75,210         77,939      -4%        225,079            253,426       -11%
  Income tax expense                                   28,215         30,524      -8%         76,717             97,785       -22%
                                                   -----------   ------------           -------------    ---------------
Net income attributable to common shareholders       $ 46,995       $ 47,415      -1%     $  148,362        $   155,641        -5%
                                                   ===========   ============           =============    ===============

Weighted average shares outstanding                   312,997        334,128      -6%        319,869            332,397        -4%

Basic net income per share attributable to
     common shareholders (4)                         $   0.15       $   0.14       7%     $     0.46        $      0.47  (2)   -2%

Other Financial Data
Capital expenditures                                 $ 80,476       $ 90,872     -11%     $  204,199        $   202,641         1%
Operating cash flow (5)                               302,124        316,080      -4%        917,106            906,399         1%
Free cash flow (5)                                    114,693        119,768      -4%        384,118            423,618        -9%
Dividends paid                                         78,278         83,243      -6%        240,602            254,084        -5%
Dividend payout ratio (6)                                 68%            70%      -3%            63%                60%         5%


(1)  On March 8, 2007,  we acquired  Commonwealth  Telephone  Enterprises,  Inc.
     (CTE) for approximately $1.1 billion, and on October 31, 2007, we acquired Global Valley Networks, Inc. and GVN Services (together GVN) for $62.0 million, and have included the historical results of CTE and GVN from the dates of acquisition.
(2) Includes the $38.7 million favorable impact of a carrier dispute settlement, representing $.07 per share.
(3) Includes premium on debt repurchases of $6.3 million and $18.2 million for the nine months ended September 30, 2008 and 2007, respectively, and $4.0 million for bridge loan fee for the nine months ended September 30, 2007.
(4)  Calculated based on weighted average shares outstanding.
(5) A reconciliation to the most comparable GAAP measure is presented at the end of these tables.
(6)  Represents dividends paid divided by free cash flow.

                       Frontier Communications Corporation
                  Consolidated Financial and Operating Data (1)

                                                   For the quarter ended                        For the nine months ended
                                                       September 30,                                   September 30,
                                                 ----------------------------       %        ------------------------------     %
(Amounts in thousands, except operating data)       2008            2007         Change          2008            2007        Change
                                                 -----------------------------------------   ---------------------------------------
Select Income Statement Data
Revenue
     Local services                                $  210,749     $  224,978  (2)   -6%      $  642,610      $   655,785  (2)  -2%
     Data and internet services                       154,047        140,205  (2)   10%         451,684          396,472  (2)  14%
     Access services                                   99,555        113,127       -12%         308,376          365,580  (3) -16%
     Long distance services                            46,395         47,732        -3%         139,760          135,213        3%
     Directory services                                28,126         28,342        -1%          85,824           85,676        0%
     Other                                             18,999         21,430       -11%          61,372           72,061      -15%
                                                 -------------  -------------              -------------   --------------
Total revenue                                         557,871        575,814        -3%       1,689,626        1,710,787       -1%
                                                 -------------  -------------              -------------   --------------

Expenses
     Network access expenses                           52,478         56,566        -7%         167,025          161,641  (2)   3%
     Other operating expenses (4)                     203,496        215,266        -5%         609,093          617,921  (2)  -1%
     Depreciation and amortization                    137,656        138,057         0%         422,986          400,700        6%
                                                 -------------  -------------              -------------   --------------
Total operating expenses                              393,630        409,889        -4%       1,199,104        1,180,262        2%
                                                 -------------  -------------              -------------   --------------

Operating Income                                   $  164,241     $  165,925        -1%      $  490,522      $   530,525       -8%
                                                 =============  =============              =============   ==============

Other Financial and Operating Data
Revenue:
        Residential                                $  238,684     $  247,890        -4%      $  719,679      $   718,218        0%
        Business                                      219,632        214,797         2%         661,571          626,989        6%
                                                 -------------  -------------              -------------   --------------
               Total customer revenue                 458,316        462,687        -1%       1,381,250        1,345,207        3%
        Regulatory (Access services)                   99,555        113,127       -12%         308,376          365,580      -16%
                                                 -------------  -------------              -------------   --------------
Total revenue                                      $  557,871     $  575,814        -3%      $1,689,626      $ 1,710,787       -1%
                                                 -------------  -------------              -------------   --------------
Access lines:
        Residential                                 1,484,809      1,617,916        -8%       1,484,809        1,617,916       -8%
        Business (5)                                  811,651        842,666        -4%         811,651          842,666       -4%
                                                 -------------  -------------              -------------   --------------
Total access lines (5)                              2,296,460      2,460,582        -7%       2,296,460        2,460,582       -7%
                                                 -------------  -------------              -------------   --------------
Other data:
     Employees                                          5,790          6,077        -5%           5,790            6,077       -5%
     High-Speed Internet (HSI) subscribers            571,946        497,241        15%         571,946          497,241       15%
     Video subscribers                                112,350         86,446        30%         112,350           86,446       30%
     Switched access minutes of use (in millions)       2,522          2,711        -7%           7,663            7,987       -4%
     Average monthly total revenue per
        access line                                $    80.20     $    77.33         4%      $    82.85  (7) $     79.30  (6)   4%
     Average monthly customer revenue per
        access line                                $    65.89     $    62.14         6%      $    68.44  (7) $     64.47  (7)   6%

(1)  On March 8, 2007,  we acquired  Commonwealth  Telephone  Enterprises,  Inc.
     (CTE) for approximately $1.1 billion, and on October 31, 2007, we acquired Global Valley Networks, Inc. and GVN Services (together GVN) for $62.0 million, and have included the historical results of CTE and GVN from the dates of acquisition.
(2) Reflects a reclassification of $6.3 million and $14.1 million of revenue related to our CTE acquisition from local services to data and internet services for the quarter and nine months ended September 30, 2007, respectively. Also, expenses reflect a reclassification of $2.4 million of expenses related to our CTE acquisition from other operating expenses to network access expenses for the nine months ended September 30, 2007.
(3)  Includes  the  $38.7  million   favorable   impact  of  a  carrier  dispute
     settlement.
(4) Includes severance and early retirement costs of $0.2 million and $12.1 million for the quarter ended September 30, 2008 and 2007, respectively, and $3.6 million and $13.9 million for the nine months ended September 30, 2008 and 2007, respectively.
(5) Access lines as of September 30, 2007 and thereafter have been revised by 1,035, from 2,461,617 to 2,460,582 as of September 30, 2007, arising from the CTE billing system conversion.
(6) For the nine months ended September 30, 2007, the calculation excludes CTE and GVN data and excludes the $38.7 million favorable one-time impact from the first quarter 2007 settlement of a switched access dispute. The amount is $81.37 with the $38.7 million favorable one-time impact from the settlement.
(7) For the nine months ended September 30, 2008 and 2007, the calculations exclude CTE and GVN data.


                       Frontier Communications Corporation
                  Condensed Consolidated Balance Sheet Data (1)

(Amounts in thousands)

                                                                         September 30, 2008        December 31, 2007
                                                                        --------------------      -------------------
                                      ASSETS
                                      ------
Current assets:
    Cash and cash equivalents                                                   $    91,086              $   226,466
    Accounts receivable and other current assets                                    278,713                  297,688
                                                                        --------------------      -------------------
      Total current assets                                                          369,799                  524,154

Property, plant and equipment, net                                                3,250,897                3,335,244

Other long-term assets                                                            3,260,030                3,396,671
                                                                        --------------------      -------------------
           Total assets                                                         $ 6,880,726              $ 7,256,069
                                                                        ====================      ===================

                       LIABILITIES AND SHAREHOLDERS' EQUITY
                       ------------------------------------
Current liabilities:
    Long-term debt due within one year                                          $     3,842              $     2,448
    Accounts payable and other current liabilities                                  353,425                  443,443
                                                                        --------------------      -------------------
      Total current liabilities                                                     357,267                  445,891

Deferred income taxes and other liabilities                                       1,058,650                1,075,382
Long-term debt                                                                    4,745,161                4,736,897
Shareholders' equity                                                                719,648                  997,899
                                                                        --------------------      -------------------
           Total liabilities and shareholders' equity                           $ 6,880,726              $ 7,256,069
                                                                        ====================      ===================

(1)  On March 8, 2007,  we acquired  Commonwealth  Telephone  Enterprises,  Inc.
     (CTE) for approximately $1.1 billion, and on October 31, 2007, we acquired Global Valley Networks, Inc. and GVN Services (together GVN) for $62.0 million, and have included the historical results of CTE and GVN from the dates of acquisition.


                       Frontier Communications Corporation
                         Consolidated Cash Flow Data (1)

                             (Amounts in thousands)
                                                                          For the nine months ended September 30,
                                                                         -----------------------------------------
                                                                               2008                   2007
                                                                         -----------------     -------------------

Cash flows provided by (used in) operating activities:
Net income                                                                      $ 148,362              $  155,641
Adjustments to reconcile income to net cash provided
   by operating activities:
     Depreciation and amortization expense                                        422,986                 400,700
     Stock based compensation expense                                               9,211                   7,809
     Loss on extinguishment of debt                                                 6,290                  20,186
     Other non-cash adjustments                                                    (7,112)                 12,605
     Deferred income taxes                                                        (11,040)                 54,124
     Legal settlement                                                                   -                  (7,905)
     Change in accounts receivable                                                  9,299                  (5,581)
     Change in accounts payable and other liabilities                             (74,059)                (81,493)
     Change in other current assets                                                (6,847)                 (2,822)
                                                                         -----------------     -------------------
Net cash provided by operating activities                                         497,090                 553,264

Cash flows provided from (used by) investing activities:
     Capital expenditures                                                        (204,199)               (202,641)
     Cash paid for Commonwealth acquisition (net of cash acquired)                      -                (661,081)
     Other assets (purchased) distributions received, net                          (2,104)                  4,401
                                                                         -----------------     -------------------
Net cash used by investing activities                                            (206,303)               (859,321)

Cash flows provided from (used by) financing activities:
     Long-term debt borrowings                                                    135,000                 950,000
     Long-term debt payments                                                     (131,231)               (945,466)
     Settlement of interest rate swaps                                             15,521                       -
     Financing costs paid                                                            (857)                (15,753)
     Premium paid to retire debt                                                   (6,290)                (16,160)
     Issuance of common stock                                                       1,382                  13,349
     Common stock repurchased                                                    (196,199)               (219,111)
     Dividends paid                                                              (240,602)               (254,084)
     Repayment of customer advances for construction                               (2,891)                   (386)
                                                                         -----------------     -------------------
Net cash used by financing activities                                            (426,167)               (487,611)

Decrease in cash and cash equivalents                                            (135,380)               (793,668)
Cash and cash equivalents at January 1,                                           226,466               1,041,106
                                                                         -----------------     -------------------

Cash and cash equivalents at September 30,                                      $  91,086              $  247,438
                                                                         =================     ===================

Cash paid during the period for:
     Interest                                                                   $ 302,606              $  295,463
     Income taxes                                                               $  70,174              $   53,670


(1)  On March 8, 2007,  we acquired  Commonwealth  Telephone  Enterprises,  Inc.
     (CTE) for approximately $1.1 billion, and on October 31, 2007, we acquired Global Valley Networks, Inc. and GVN Services (together GVN) for $62.0 million, and have included the historical results of CTE and GVN from the dates of acquisition.

                                                                                                              Schedule A

           Reconciliation of Non-GAAP Financial Measures (1)


                                                     For the quarter ended September 30,    For the nine months ended September 30,
                                                    -----------------------------------    ---------------------------------------
    (Amounts in thousands)                                2008              2007                2008                 2007
                                                    -----------------  ----------------    ----------------  ---------------------

    Net Income to Free Cash Flow ;
    ------------------------------
       Net Cash Provided by Operating Activities
       -----------------------------------------

    Net income                                             $  46,995         $  47,415           $ 148,362           $ 155,641

     Add back:
        Depreciation and amortization                        137,656           138,057             422,986             400,700

        Income tax expense                                    28,215            30,524              76,717              97,785

        Stock based compensation                               3,047             2,364               9,211               7,809

     Subtract:
        Cash paid for income taxes                            20,589             6,244              70,174              53,670

        Other income (loss), net (2)                             155             1,476              (1,215)            (17,994)

        Capital expenditures                                  80,476            90,872             204,199             202,641
                                                    -----------------  ----------------    ----------------  ------------------
    Free cash flow                                           114,693           119,768             384,118             423,618  (3)

     Add back:
        Deferred income taxes                                 (2,044)           25,548             (11,040)             54,124

        Non-cash (gains)/losses, net                           3,238            10,209               8,389              40,600

        Other income (loss), net (2)                             155             1,476              (1,215)            (17,994)

        Cash paid for income taxes                            20,589             6,244              70,174              53,670

        Capital expenditures                                  80,476            90,872             204,199             202,641

     Subtract:
        Changes in current assets and liabilities             27,610            37,521              71,607              97,801

        Income tax expense                                    28,215            30,524              76,717              97,785

        Stock based compensation                               3,047             2,364               9,211               7,809
                                                    -----------------  ----------------    ----------------  ------------------
    Net cash provided by operating activities              $ 158,235         $ 183,708           $ 497,090           $ 553,264
                                                    =================  ================    ================  ==================


(1)  On March 8, 2007,  we acquired  Commonwealth  Telephone  Enterprises,  Inc.
     (CTE) for approximately $1.1 billion, and on October 31, 2007, we acquired Global Valley Networks, Inc. and GVN Services (together GVN) for $62.0 million, and have included the historical results of CTE and GVN from the dates of acquisition.
(2) Includes premium on debt repurchases of $6.3 million and $18.2 million for the nine months ended September 30, 2008 and 2007, respectively, and $4.0 million for bridge loan fee for the nine months ended September 30, 2007.
(3)  Includes  the  $38.7  million   favorable   impact  of  a  carrier  dispute
     settlement.

                                                                                                                  Schedule B

                Reconciliation of Non-GAAP Financial Measures (1)


                                    For the quarter ended September 30, 2008     For the quarter ended September 30, 2007
                                    ------------------------------------------  ------------------------------------------
 (Amounts in thousands)
                                                  Severance                                 Severance
 Operating Cash Flow and                           and Early                                 and Early
 -----------------------              As          Retirement       As            As         Retirement       As
    Operating Cash Flow Margin     Reported         Costs       Adjusted      Reported        Costs       Adjusted
    --------------------------  --------------  --------------------------  ------------  -----------  --------------


 Operating Income                  $  164,241       $   (227)   $  164,468    $  165,925     $(12,098)      $178,023

  Add back:
     Depreciation and
       amortization                   137,656              -       137,656       138,057            -        138,057
                                 -------------   ------------ -------------  ------------  -----------  -------------

 Operating cash flow               $  301,897       $   (227)   $  302,124    $  303,982     $(12,098)      $316,080
                                 =============   ============ =============  ============  ===========  =============


 Revenue                           $  557,871                   $  557,871    $  575,814                    $575,814
                                 =============                =============  ============               =============

 Operating income margin
    (Operating income
      divided by revenue)               29.4%                        29.5%         28.8%                       30.9%
                                 =============                =============  ============               =============

 Operating cash flow margin
    (Operating cash flow
      divided by revenue)               54.1%                        54.2%         52.8%                       54.9%
                                 =============                =============  ============               =============



                                          For the nine months ended                       For the nine months ended
                                             September 30, 2008                               September 30, 2007
                                 ------------------------------------------  -------------------------------------------------------


                                                  Severance                                              Severance
 Operating Cash Flow and                          and Early                                 Carrier      and Early
 -----------------------              As          Retirement       As            As         Dispute      Retirement         As
    Operating Cash Flow Margin     Reported         Costs       Adjusted      Reported    Settlement       Costs         Adjusted
    --------------------------  --------------  --------------------------  -------------------------------------------------------


 Operating Income                  $  490,522       $ (3,598)   $  494,120    $  530,525     $ 38,700      $ (13,874)    $  505,699

  Add back:
     Depreciation and
       amortization                   422,986              -       422,986       400,700            -              -        400,700
                                 -------------   ------------ -------------  ------------  -----------  -------------  -------------

 Operating cash flow               $  913,508       $ (3,598)   $  917,106    $  931,225     $ 38,700      $ (13,874)    $  906,399
                                 =============   ============ =============  ============  ===========  =============  =============


 Revenue                           $1,689,626                   $1,689,626    $1,710,787     $ 38,700                    $1,672,087
                                 =============                =============  ============  ===========                 =============

 Operating income margin
    (Operating income
       divided by revenue)              29.0%                        29.2%         31.0%                                      30.2%
                                 =============                =============  ============                              =============

 Operating cash flow margin
    (Operating cash flow
       divided by revenue)              54.1%                        54.3%         54.4%                                      54.2%
                                 =============                =============  ============                              =============


(1)  On March 8, 2007,  we acquired  Commonwealth  Telephone  Enterprises,  Inc.
     (CTE) for approximately $1.1 billion, and on October 31, 2007, we acquired Global Valley Networks, Inc. and GVN Services (together GVN) for $62.0 million, and have included the historical results of CTE and GVN from the dates of acquisition.